Exhibit 99.2
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Galileo International Strengthens Web Presence With Acquisition of TRIP.com

Web Travel and Technology Leaders Combine Online Strengths

     ROSEMONT,  Ill., Feb. 8 /PRNewswire/ -- Galileo International,  Inc. (NYSE:
GLC - news), a global travel distribution leader, today announced the acquisition of TRIP.com, a leading online travel service and technology provider. This move aggressively bolsters Galileo's own Internet initiatives by adding an established, well-branded Web site that provides unique services for over 3.5 million registered users.

"Our earlier minority investment in TRIP.com has been very beneficial, and we see powerful long-term advantages in complete ownership of this company," said James E. Barlett, chairman, president and CEO of Galileo International. "With Galileo's and TRIP.com's complementary strengths, we expect to create superior value for our shareholders through this acquisition."

"TRIP.com reviewed a number of strategic options and determined that joining forces with Galileo creates tremendous opportunities for the future," said Brian Thomson, co-founder of TRIP.com.

Galileo plans to combine its existing Internet assets into TRIP.com, thereby consolidating all Web activities into one powerful, focused entity. Both companies foresee significant benefits from the combination. With Galileo's extensive global presence it will aggressively expand TRIP.com's technologies into Europe and other international markets. Leveraging TRIP.com's expertise across all Galileo Internet initiatives will accelerate and enhance Galileo's online presence.

Galileo recently previewed its own innovative Web site, Galileo.com, where consumers will be able to quickly and easily shop for and book travel, selecting from offerings of more than 500 airlines, 45,000 hotel properties and 38 car rental agencies. Galileo.com will also offer distinct inventory from participating airlines, hotel and car rental companies as well as travel agencies, creating a comprehensive marketplace of travel goods and services. Currently in market testing, the Galileo.com site is expected to launch during the second quarter.

"We firmly believe Galileo.com will be a success on its own, and we see TRIP.com as adding a world-class brand and large online customer base to our Internet portfolio," said Barlett.

 watched Galileo develop and execute a disciplined, methodical Internet strategy, and we believe they understand better than anyone how to win in the online travel space," stated Thomson. "Beyond our combination of intellectual assets, there is an enormous network of agencies and customers that will be integrated and better served through our joint efforts."

TRIP.com is the third most-visited online travel agency(1), having broad consumer appeal along with a focus on the seasoned business traveler - the most affluent and desirable travel segment. TRIP.com has exclusive travel partnerships with leading Internet portals Alta Vista(R), Wall Street Journal Interactive, Business Week Online and HotBot. It also provides interactive travel applications to AOL and Yahoo!, and has a strategic relationship with Germany-based i:FAO. Internet industry analysts(2) recently rated TRIP.com the number one site for customer confidence. TRIP.com has also introduced leading-edge technologies to the online travel market such as:

         flightTRACKER, a perennial "Best of the Web" award-winning application that allows users to track any commercial flight's air speed, altitude and arrival times while en route to its destination within the US;

         intelliTRIP(TM),   a  first-to-market   Web  application  that  enables
         consumers to simultaneously query multiple airline Web sites for inventory and prices in just 90 seconds; and

         companyTRIP,  which provides  small- and  medium-sized  businesses with
         centralized   cost-management   tools  and   corporate   travel  policy
         compliance.

TRIP.com also recently acquired THOR, a 24-hour online reservation service which operates the industry's largest negotiated-rates hotel program, with over 12,500 participating hotels worldwide. Approximately 30 million hotel rooms are booked annually by the 20,000 travel agencies who participate in the THOR Worldwide Negotiated Hotel Rates Program.

Terms

Galileo had previously invested in TRIP.com in 1999, acquiring a 20 percent stake in the company. It will purchase the remaining ownership interest for $269 million, in a combined stock and cash transaction. The transaction is expected to close in the first quarter, subject to certain customary terms and conditions. At that time, TRIP.com will become a wholly owned subsidiary of Galileo International, Inc.

Upon combining Galileo's Internet assets into TRIP.com, Galileo plans to investigate capital structure options, including potentially selling a portion of TRIP.com in a public offering.

About Galileo

Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The company provides travel agencies at approximately 40,000 locations, as well as other subscribers, with the ability to access schedule and fare information, book reservations and issue tickets for more than 500 airlines. Galileo International also provides subscribers with information and booking capabilities covering all major hotel chains, car rental companies, cruise lines and numerous tour operators throughout the world. Further information on Galileo International is available on its Web site, www.galileo.com .

About TRIP.com

TRIP.com is the premier one-stop online travel services and technology provider devoted to the mobile professional market. Award-winning interactive applications such as flightTRACKER, the flight-monitoring software that displays real-time commercial information including speed, altitude and heading, have positioned TRIP.com as an industry pioneer. TRIP.com launched intelliTRIP, a revolutionary travel search agent, in May 1999, and companyTRIP, addressing the travel management needs of small- to medium-sized enterprises, in October 1999.

Over three and a half million members of TRIP.com enjoy a host of tools and services such as round-the-clock reservation capabilities, city, restaurant and hotel information, as well as 24-hour personalized customer service. TRIP.com has won a host of prestigious awards for its compelling content, ease of use, utility and proven experience in the online travel space. Recent awards include Gomez Advisors' #1 "customer confidence" ranking, Forbes Best of the Web 1999 and Windows Magazine 101 Best Web Sites. Yahoo! Internet Life awarded flightTRACKER a "Best of the Web 1999" winner and PC Computing touts TRIP.com as one of 1999's Top 10 Travel sites. intelliTRIP was also pegged as a 'real deal' by Travel & Leisure Magazine.

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward- looking statements on our current expectations and projections about future events. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements. Risks and uncertainties associated with our forward- looking statements include, but are not limited to: the loss and inability to replace the bookings generated by one or more of our five largest travel agency customers; our ability to effectively execute our sales initiatives in key markets; our sensitivity to general economic conditions and events that affect airline travel and the airlines that participate in our Apollo(R) and Galileo(R) systems; circumstances relating to our investment in technology, including our ability to timely develop and achieve market acceptance of new products; the results of our international operations and expansion into developing and new CRS markets, governmental approvals, trade and tariff barriers, and political risks; new or different legal or regulatory requirements governing the CRS industry; and natural disasters or other calamities that may cause significant damage to our Data Center facility.

intelliTRIP is a trademark of TRIP.com. All other trademarks used in this document are the trademarks of their respective owners.

(1) Media Metrix -- December 1999 Travel/Tourism report
(2) Gomez Advisors -- Winter 1999 Internet Travel Agent Scorecard